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                                                                     EXHIBIT 5.1

                                    JONES DAY
                           1420 Peachtree Street, N.E.
                                    Suite 800
                             Atlanta, Georgia 30309

                                 August 9, 2004

Cumulus Media Inc.
3535 Piedmont Road
Building 14, Fourteenth Floor
Atlanta, Georgia  30305

      Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

      We are acting as counsel to Cumulus Media Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") that relates to the registration of 2,795,000 shares of Class A Common Stock, par value $.01 per share (the "Shares"), to be issued in accordance with the Company's 2004 Equity Incentive Plan (the "Plan"). This opinion appears as Exhibit 5.1 to the Registration Statement.

      In rendering this opinion, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. We have assumed, without independent verification, the genuineness and authorization of all signatures and the conformity to the originals of all copies submitted to us or inspected by us as certified, conformed or photostatic copies. Based on such examination, we are of the opinion that the Shares are duly authorized and, when issued in the manner contemplated by the Plan and assuming that the Shares have been and remain duly reserved for issuance within the limits of the Class A Common Stock then remaining authorized but unreserved and unissued, will be validly issued, fully paid and nonassessable.

      Our examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly our opinion herein is limited to, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                              Very truly yours,

                                              /s/ JONES DAY